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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated March 25, 2002 on Aderis Pharmaceuticals, Inc.'s consolidated financial statements included herein and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Boston, Massachusetts
May 20, 2002